                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A
                                AMENDMENT NO. 1
                                      TO
                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)          October 31, 1997
                                                 ------------------------------

                             Radiant Systems, Inc.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

    Georgia                        0-22065                      11-2749765
-------------------------------------------------------------------------------
 (State or other           (Commission File Number)            (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)

1000 Alderman Drive, Alpharetta, Georgia                                   30005
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code         (770) 772-3000
                                                   -----------------------------

                                Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements of Business Acquired:

        RAPIDFIRE SOFTWARE, INC. AND EQUILEASE FINANCIAL SERVICES, INC.
        Report of Independent Public Accountants
        Combined Balance Sheets--December 31, 1996 and September 30, 1997 Combined Statements of Operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997
        Combined Statements of Shareholders' Equity (Deficit) for the year ended
         December 31, 1996 and for the nine months ended September 30, 1997 Combined Statements of Cash Flows for the year ended December 31, 1996 and for the nine months ended September 30, 1997
        Notes to Combined Financial Statements

        (b) Pro Forma Financial Information:

        Introduction
        Pro Forma Combined Balance Sheet as of September 30, 1997
        Pro Forma Combined Statements of Operations for the year ended December 31, 1996 and the nine month period ended September 30, 1997

        (c) Exhibits:

         2.1 - Stock Purchase Agreement, dated as of October 23, 1997, by and among Radiant Systems, Inc., Kevin Eldredge, RapidFire Software, Inc. and Equilease Financial Services, Inc. (Incorporated by reference from the Company's Current Report on Form 8-K dated October 31, 1997)

        23.1    Consent of Arthur Andersen LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
RapidFire Software, Inc. and
Equilease Financial Services, Inc.:

We have audited the accompanying combined balance sheets of RAPIDFIRE SOFTWARE, INC. (an Oregon S Corporation) AND EQUILEASE FINANCIAL SERVICES, INC. (an Oregon S Corporation) as of December 31, 1996 and September 30, 1997 and the related combined statements of income, changes in stockholder's equity (deficit), and cash flows for the year ended December 31, 1996 and the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RapidFire Software, Inc. and Equilease Financial Services, Inc. as of December 31, 1996 and September 30, 1997 and the results of their operations and their cash flows for the year ended December 31, 1996 and the nine months ended September 30, 1997 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP


Atlanta, Georgia
November 13, 1997

                          RAPIDFIRE SOFTWARE, INC. AND

                       EQUILEASE FINANCIAL SERVICES, INC.


                            COMBINED BALANCE SHEETS

                    DECEMBER 31, 1996 AND SEPTEMBER 30, 1997



                                     ASSETS

                                                                                                                1996          1997
                                                                                                            ----------    ----------

CURRENT ASSETS:
Cash                                                                                                       $  208,385    $   26,473
Accounts receivable, net of allowance for doubtful accounts of $22,000 and $27,500 in 1996 and 1997,
 respectively                                                                                                 493,984       369,020
Inventory                                                                                                     360,769       428,493
Current portion of net investment in sales-type leases                                                        220,717       207,919
Prepaid expenses and other assets                                                                              35,798        86,801
                                                                                                           ----------    ----------
      Total current assets                                                                                  1,319,653     1,118,706

NET INVESTMENT IN SALES-TYPE LEASES, LESS CURRENT PORTION                                                     301,589       304,753

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $149,105 and $176,890 in 1996 and 1997,
 respectively                                                                                                 413,572       500,811
                                                                                                           ----------    ----------
                                                                                                           $2,034,814    $1,924,270
                                                                                                           ==========    ==========

                LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES:

Line of credit                                                                                             $        0    $   17,644
Accounts payable                                                                                              413,019       398,244
Accrued liabilities                                                                                           232,617       319,522
Current portion of long-term debt                                                                             227,716       263,418
Customer deposits and deferred revenue                                                                        471,585       642,180
                                                                                                           ----------    ----------
      Total current liabilities                                                                             1,344,937     1,641,008

LONG-TERM DEBT, less current portion                                                                          457,113       405,922
                                                                                                           ----------    ----------
      Total liabilities                                                                                     1,802,050     2,046,930
                                                                                                           ----------    ----------

COMMITMENTS

STOCKHOLDER'S EQUITY (DEFICIT):
Common stock of RapidFire, no par value; 25,000,000 shares
 authorized, 10,000,000 shares issued and outstanding in 1996
 and 1997                                                                                                      31,480        31,480
Common stock of Equilease, no par value; 10,000 shares authorized,
 6,000 issued and outstanding in 1996 and 1997                                                                  3,970         3,970
Retained earnings (deficit)                                                                                   197,314      (158,110)
                                                                                                           ----------     ---------
      Total stockholder's equity (deficit)                                                                    232,764      (122,660)
                                                                                                           ----------     ---------
                                                                                                           $2,034,814    $1,924,270
                                                                                                           ==========    ==========

 The accompanying notes are an integral part of these combined balance sheets.

                          RAPIDFIRE SOFTWARE, INC. AND

                       EQUILEASE FINANCIAL SERVICES, INC.


                         COMBINED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997





                                                          1996         1997
                                                       ----------   ----------

REVENUES:
  System sales                                         $7,170,345   $5,905,753
  Customer support, maintenance, and other services     1,225,236    1,231,180
                                                       ----------   ----------
      Total revenues                                    8,395,581    7,136,933
                                                       ----------   ----------
COST OF REVENUES:
  System sales                                          3,771,369    2,935,912
  Customer support, maintenance, and other services     1,298,119    1,002,405
                                                       ----------   ----------
      Total cost of revenues                            5,069,488    3,938,317
                                                       ----------   ----------
GROSS PROFIT                                            3,326,093    3,198,616
                                                       ----------   ----------
OPERATING EXPENSES:
  Product development                                     546,512      621,672
  Sales and marketing                                     871,023      713,395
  Depreciation and amortization                            76,767       55,185
  General and administrative                            1,434,515    1,950,077
                                                       ----------   ----------
      Total operating expenses                          2,928,817    3,340,329
                                                       ----------   ----------
INCOME (LOSS) FROM OPERATIONS                             397,276     (141,713)

INTEREST EXPENSE (INCOME), net                             10,510      (13,183)

OTHER INCOME                                              (94,625)     (81,454)
                                                       ----------   ----------
NET INCOME (LOSS)                                      $  481,391   $  (47,076)
                                                       ==========   ==========



   The accompanying notes are an integral part of these combined statements.

                          RAPIDFIRE SOFTWARE, INC. AND

                       EQUILEASE FINANCIAL SERVICES, INC.


        COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997


                                    RapidFire          Equilease
                                   Common Stock       Common Stock   Retained
                               -------------------   --------------  Earnings
                                 Shares     Amount   Shares  Amount  (Deficit)    Total
                               ----------  -------   ------  ------ ----------  ---------
BALANCE, December 31, 1995     10,000,000  $31,480    6,000  $3,970  $  41,090  $  76,540

Distribution to stockholder             0        0        0       0   (325,167)  (325,167)
Net income                              0        0        0       0    481,391    481,391
                               ----------  -------    -----  ------  ---------   ---------
BALANCE, December 31, 1996     10,000,000   31,480    6,000   3,970    197,314    232,764

Distribution to stockholder             0        0        0       0   (308,348)  (308,348)
Net loss                                0        0        0       0    (47,076)   (47,076)
                               ----------  -------    -----  ------  ---------  ---------
BALANCE, September 30, 1997    10,000,000  $31,480    6,000  $3,970  $(158,110) $(122,660)
                               ==========  =======    =====  ======  =========  =========



   The accompanying notes are an integral part of these combined statements.

                          RAPIDFIRE SOFTWARE, INC. AND

                       EQUILEASE FINANCIAL SERVICES, INC.


                       COMBINED STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997


                                                                                                  1996        1997
                                                                                               ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                                            $ 481,391   $ (47,076)
  Adjustments to reconcile net income (loss) to net cash flows from operating activities:
   Depreciation and amortization                                                                  76,767      55,185
     Changes in operating assets and liabilities:
      Accounts receivable                                                                       (155,911)    124,964
      Inventory                                                                                  (24,370)    (67,724)
      Prepaid expenses and other assets                                                          (17,378)    (51,003)
      Accounts payable                                                                            11,630     (14,775)
      Accrued liabilities                                                                        110,227      86,905
      Customer deposits and deferred revenue                                                     119,939     170,595
                                                                                               ---------   ---------
        Net cash provided by operating activities                                                602,295     257,071
                                                                                               ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                            (120,430)   (142,424)
  Net (increase) decrease in investment in sales-type leases                                     (40,380)      9,634
                                                                                               ---------   ---------
        Net cash used in investing activities                                                   (160,810)   (132,790)
                                                                                               ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                                                                    (281,589)   (436,996)
  Borrowings of long-term debt                                                                   320,133     421,507
  Payments on line of credit                                                                     (48,000)          0
  Borrowings on line of credit                                                                         0      17,644
  Distributions to stockholder                                                                  (325,167)   (308,348)
                                                                                               ---------   ---------
        Net cash used in financing activities                                                   (334,623)   (306,193)
                                                                                               ---------   ---------
NET INCREASE (DECREASE) IN CASH                                                                  106,862    (181,912)

CASH, BEGINNING OF PERIOD                                                                        101,523     208,385
                                                                                               ---------   ---------
CASH, END OF PERIOD                                                                            $ 208,385   $  26,473
                                                                                               =========   =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                                                                $ 109,749   $  74,061
                                                                                               =========   =========

                    The accompanying notes are an integral part of these combined statements.

                          RAPIDFIRE SOFTWARE, INC. AND


                       EQUILEASE FINANCIAL SERVICES, INC.



                     NOTES TO COMBINED FINANCIAL STATEMENTS


                    DECEMBER 31, 1996 AND SEPTEMBER 30, 1997

 1. ORGANIZATION AND BACKGROUND

   The accompanying combined financial statements include the accounts and operations of the following entities under common ownership and control of Mr. Kevin Eldredge (the "Stockholder"):

        RAPIDFIRE SOFTWARE, INC. ("RAPIDFIRE")--was incorporated as an Oregon S corporation in February 1993. RapidFire is principally engaged in designing, marketing, and installing point-of-sale computer hardware and software applications, primarily serving customers in the pizza restaurant industry.

        EQUILEASE FINANCIAL SERVICES, INC. ("EQUILEASE")--was incorporated as an Oregon S corporation in March 1993. Equilease is principally engaged in purchasing equipment from RapidFire and providing lease financing to certain RapidFire customers.

   RapidFire and Equilease are collectively referred to as the "Company." All significant intercompany amounts have been eliminated.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   PRESENTATION

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   INVENTORIES

   Inventories consist principally of computer component parts and are stated at the lower of cost (first-in, first-out method) or market.

   PROPERTY AND EQUIPMENT

   Property and equipment are stated at cost and are depreciated and amortized using the straight-line method over the estimated useful lives of five to ten years.

   Property and equipment at December 31, 1996 and September 30, 1997 consist of the following:

                                                    1996      1997
                                                  --------  --------

        Computers and office equipment            $330,439  $369,922
        Furniture and fixture                       69,116   208,327
        Purchased software                         163,122    99,452
                                                  --------  --------
                                                   562,677   677,701
        Less accumulated depreciation and
          amortization                            (149,105) (176,890)
                                                  --------  --------
                                                  $413,572  $500,811
                                                  ========  ========

   PRODUCT DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

   Product development costs consist principally of compensation and benefits paid to the Company's employees. All research and development costs are expensed as incurred.

   The Company's policy is to capitalize software development costs upon establishing technological feasibility, subject to a periodic assessment of recoverability based on expected future revenues. Costs subsequent to achieving technological feasibility are not significant. Accordingly, the Company has not capitalized any software development costs in the accompanying financial statements.

   INCOME TAXES

   The Stockholder has elected for both RapidFire and Equilease to be treated as S corporations for federal and state income tax purposes. Accordingly, there is no provision for income taxes, as income taxes of RapidFire and Equilease are the responsibility of the Stockholder.

   REVENUE RECOGNITION

   The Company's revenue is generated primarily through system sales, support and maintenance, and installation and training, as follows:

        . SOFTWARE AND SYSTEM SALES. The Company sells its products, which include both hardware and software licenses, directly to end users. Revenue from software licenses and system sales is generally recognized as products are shipped, provided that no significant vendor and postcontract support obligations remain, and the collection of the related receivable is probable.

        . SUPPORT AND MAINTENANCE. The Company offers to its customers postcontract support in the form of maintenance, telephone support, and unspecified software enhancements. Revenue from support and maintenance is generally recognized as the service is performed.

        . INSTALLATION and TRAINING. The Company offers installation and training services to its customers. Revenues from installation and training are generally recognized at the time the service is performed.

   Payments received in advance are recorded as customer deposits and deferred revenue in the accompanying balance sheets and are recognized as revenue when the related product is shipped or related revenue is earned.

   FAIR VALUE OF FINANCIAL INSTRUMENTS

   The book values of cash, trade accounts receivable, trade accounts payable, and other financial instruments approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method, the Company's fair value of long-term debt was not significantly different than the stated value at December 31, 1996 and September 30, 1997.

   STATEMENT OF CASH FLOWS

   The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash.

   CONCENTRATION OF CREDIT RISK

   Cash is maintained in demand deposit bank accounts, in which balances sometimes exceed Federal Deposit Insurance Corporation limits.

   Financial instruments which potentially subject the Company to credit risk consist principally of cash and accounts receivable and amounts due under sales-type leases. The Company's trade accounts receivable and amounts due under sales-type leases are mainly with customers in the pizza restaurant industry, dispersed across a wide geographic area, primarily in the United States. The Company extends credit to customers in the ordinary course of business and periodically reviews the credit levels extended to customers.

 3. NET INVESTMENT IN SALES-TYPE LEASES

   The Company leases point-of-sale computer hardware and software applications to customers. These leases are classified as sales-type leases and extend over a period of 36 to 48 months. The net investment in sales-type leases as of December 31, 1996 and September 30, 1997 is as follows:

                                                          1996        1997
                                                       ----------  ----------

        Total minimum lease payments to be received    $ 639,187   $ 682,398
          Less unearned income                           (97,881)   (150,726)
          Less allowance for doubtful accounts           (19,000)    (19,000)
                                                       ---------   ---------
        Net investment in sales-type leases              522,306     512,672
          Less current portion                          (220,717)   (207,919)
                                                       ---------   ---------
                                                       $ 301,589   $ 304,753
                                                       =========   =========

   Future minimum lease payments to be received as of September 30, 1997 are as follows:

                   Year ended September 30:
                     1998                     $207,919
                     1999                      151,131
                     2000                      117,022
                     2001                       36,070
                     2002                          530
                                              --------
                                              $512,672
                                              ========



 4. COMMITMENTS

   OPERATING LEASES

   The Company leases office space and a phone system under operating leases expiring through February 2002. Rent expense for the year ended 1996 and the nine-months ended September 30, 1997 totaled $125,530 and $180,989, respectively. Approximate future minimum rental commitments for these leases are as follows:

                   Year ended September 30:
                     1998                     $184,704
                     1999                      184,704
                     2000                      184,704
                     2001                      184,704
                     2002                       79,207


   BENEFIT PLAN

   The Company has established a defined contribution profit-sharing plan. The plan is qualified under Section 401 of the Internal Revenue Code. An employee is eligible to participate in the plan upon completing three months of service. Voluntary contributions by a participant are allowed but shall not exceed 15% of the employee's compensation. RapidFire, at its discretion, makes a contribution to the plan on an annual basis. During 1996 and the nine months ended September 30, 1997, RapidFire made contributions of $14,386 and $0, respectively.

5. LONG-TERM DEBT

   Long-term debt consists of the following:

                                                                                    1996        1997
Note Payable to Silicon Valley Bank ("SVB"); interest at the prime rate plus
1.5% (10% at September 30, 1997); due in monthly installments of $5,556, including interest; maturing January 2000; secured by accounts receivable,
inventory, and fixed assets; guaranteed by the Stockholder                         $      0    $163,702

Note Payable to SVB; interest at the prime rate plus 1.5% (10% at September 30,
1997); due in monthly installments of $3,749, including interest; maturing July
2000; secured by accounts receivable, inventory, and fixed assets; guaranteed by
the Stockholder                                                                           0      98,691

Note payable to Key Bank, interest at the prime rate plus 1.5%, paid in full in
February 1997                                                                       190,823           0

Notes payable; unsecured; payable in monthly installments of $23,556, including interest between 12% and 19%; maturing from October 1997 to September
2001; guaranteed by the Stockholder                                                 494,006     406,947
                                                                                   --------    --------
          Total                                                                     684,829     669,340

   Less current portion                                                            (227,716)   (263,418)
                                                                                   --------    --------
                                                                                   $457,113    $405,922
                                                                                   ========    ========


   In February 1997, RapidFire signed a loan and security agreement (the "Agreement") with SVB to make one or more loans to RapidFire. Under the Agreement, RapidFire can borrow up to $500,000 under an accounts receivable line of credit not to exceed 75% of eligible accounts receivable. The accounts receivable line of credit bears interest at prime plus 1% (9.5% at September 30, 1997) and matures January 31, 1998. At September 30, 1997, $17,644 was outstanding and $482,356 was available under the facility. The Agreement requires the maintenance of certain financial ratios, as defined. Subsequent to September 30, 1997 the Agreement was amended to delete the requirement for the Company to comply with certain financial ratios.

   Maturities of long-term debt for the year ending September 30 are as follows:

                  1998                            $263,418
                  1999                             219,157
                  2000                             157,575
                  2001                              29,190
                                                  --------
                                                  $669,340
                                                  ========

 6. STOCKHOLDER'S EQUITY (DEFICIT)

   STOCK SPLIT

   The directors of the Company declared a 250:1 stock split on RapidFire's common stock in June 1997. The shares outstanding and all other references to shares of common stock reported have been restated to give effect to the stock split.

   STOCK OPTIONS

   In July 1997, the Company adopted the 1997 Stock Option Plan (as amended the "Plan"), under which 1,000,000 shares of common stock are authorized and reserved for use in the Plan. The Plan allows the issuance of incentive stock options and nonqualified stock options. The exercise price of nonqualified stock options is determined by the Company's board of directors, but incentive stock options must be granted at an exercise price equal to the fair market value of the Company's common stock as of the grant date.
   Options generally become exercisable over four years and expire ten years from the date of grant. At September 30, 1997, options to purchase 600,000 shares of common stock were available for future grant under the Plan, and 400,000 options were outstanding at an exercise price of $.38 per share. No shares were exercised or canceled during 1997.

   The Company has elected to account for its stock-based compensation plan under Accounting Principles Board ("APB") Opinion No. 25; however, the Company has computed for pro forma disclosure purposes the value of all options granted during 1997 using the minimum value option pricing model as prescribed by Financial Accounting Standards Board ("SFAS") No. 123 and using a risk free interest rate of 6%, an expected dividend yield of 0% and an expected life of four years.

   The total values of the options granted during the nine months ended September 30, 1997 were computed as approximately $32,000, which would be amortized over the vesting period of the options. If the Company had accounted for the plan in accordance with SFAS No. 123, net loss would have increased by approximately $2,000 for the nine months ended September 30, 1997.

 7. SUBSEQUENT EVENT

   On October 31, 1997, Radiant Systems, Inc. ("Radiant") purchased all of the outstanding common stock of RapidFire for 102,230 shares of Radiant common stock, $4.2 million in cash, and a $6 million non-interest bearing note.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

        The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 1997, gives effect to the RapidFire and Equilease (collectively "RapidFire") acquisitions as if they had occurred on that date. The accompanying unaudited pro forma combined statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 have been prepared to reflect adjustments to the Company's historical results of operations to give effect to the acquisitions of PrsymTech, ReMACS and RapidFire as if they had occurred at the beginning of the respective periods. The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable. Final purchase adjustments may differ from the pro forma adjustments herein.

        The accompanying pro forma statements are not necessarily indicative of the results of operations which would have been attained had the acquisitions been consummated on the dates indicated or which may be attained in the future. These pro forma statements should be read in conjunction with the historical combined financial statements of the Company and related notes thereto.

           UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                           AS OF SEPTEMBER 30, 1997

                    ASSETS
                                                                                                   PRO FORMA        PRO FORMA
                                                                     RADIANT(A)    RAPIDFIRE(B)   ADJUSTMENTS      CONSOLIDATED
                                                                    ------------   ------------   -----------      ------------
Current assets
  Cash and cash equivalents.......................................  $54,542,949     $   26,473    $(4,180,000)(2)   $50,389,422
  Accounts receivable, net of allowance for doubtful accounts.....   16,762,304        369,020            -          17,131,324
  Inventories.....................................................    5,997,156        428,493            -           6,425,649
  Loans to shareholders...........................................      340,632            -              -             340,632
  Current portion of net investment in sales-type leases..........          -          207,919            -             207,919
  Other short-term assets.........................................      580,315         86,801            -             667,116
                                                                    -----------     ----------    -----------       -----------
      Total current assets........................................   78,223,356      1,118,706     (4,180,000)       75,162,062

Property and equipment, net.......................................    3,500,201        500,811            -           4,001,012
Software development costs, net...................................    1,356,072            -              -           1,356,072
Intangibles, net..................................................    4,395,258            -        9,783,845 (1)    14,179,103
                                                                                                   (6,750,853)(1)    (6,750,853)
                                                                                                          -                 -
Net investment in sales type leases, less current portion.........          -          304,753            -             304,753
Deferred income tax assets........................................      397,180            -              -             397,180
Other assets......................................................      856,568            -              -             856,568
                                                                    -----------     ----------    -----------       -----------
                                                                    $88,728,635     $1,924,270    $(1,147,008)      $89,505,897
                                                                    ===========     ==========    ===========       ===========

          LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities
  Accounts payable and accrued liabilities........................  $10,460,725     $  735,410    $   430,000 (2)   $11,626,135
  Customer deposits and unearned revenue..........................    4,948,248        642,180       (150,000)(1)     5,440,428
  Current portion of shareholder loans............................          -              -              -                 -
  Current portion of long term debt...............................      602,365        263,418            -             865,783
                                                                    -----------     ----------    -----------       -----------
      Total current liabilities...................................   16,011,338      1,641,008        280,000        17,932,346

Long term debt, less current portion..............................       91,176        405,922      4,061,036 (2)     4,558,134
                                                                    -----------     ----------    -----------       -----------
      Total liabilities...........................................   16,102,514      2,046,930      4,341,036        22,490,480
                                                                    -----------     ----------    -----------       -----------
Shareholders' equity (deficit)....................................   72,626,121       (122,660)           -          72,503,461
                                                                                           -        1,140,149 (2)     1,140,149
                                                                                                      122,660 (3)       122,660
                                                                                                   (6,750,853)(3)    (6,750,853)
                                                                                                          -                 -
                                                                                                                            -
                                                                    -----------     ----------    -----------       -----------
                                                                    $88,728,635     $1,924,270    $(1,147,008)      $89,505,897
                                                                    ===========     ==========    ===========       ===========

 NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET--RAPIDFIRE

(1) Reflects adjustments to record the fair market value of the identifiable assets acquired plus the resulting goodwill related to the excess purchase price over the fair value of net assets acquired. The value associated with the purchase research and development costs is written-off immediately (in thousands).

Total consideration and transaction costs........  $   9,811
Fair value of net assets purchased...............        (27)
                                                   ---------
Excess of purchase price over fair value
  of net liabilities assumed.....................      9,784
Value associated with purchased research
  and development costs..........................      6,751
                                                   ---------
Adjustments to goodwill..........................  $   3,033
                                                   =========

Reflects deferred maintenance revenue of $345,000 at its cost (the cost to service remaining commitment) of $195,000. Remaining amounts in customer deposits and unearned revenue primarily relate to deposits and other payments received in advance for products under development.

(2) Reflects (i) issuance of 102,230 shares of Common Stock with an estimated fair value of approximately $1.1 million as of the acquisition date of October 31,1997, adjusted to reflect a discount from market value to account for restrictions common to large holdings of unregistered securities, (ii) issuance of $4.1 million in a non interest bearing note, net of imputed interest of $1.9 million at an interest rate of 6.0%, (iii) issuance of $4.2 million in cash,
(iv) involuntary termination benefits and termination costs of $225,000 and (v) transaction related expenses of $200,000.

(3) Reflects the elimination of RapidFire and Equilease shareholder deficit of $123,000 and the immediate write-off of purchased research and development costs of $6.8 million.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                                      ReMACS
                                                                                                     Pro Forma
                                                                         Radiant (A)    ReMACS (B)   Adjustments       RapidFire (C)
                                                                        ------------   ------------  -----------       -------------
REVENUES:
  Systems sales.......................................................  $ 42,739,895   $    959,275        -            $5,905,753
  Customer support, maintenance and other services....................     7,770,063        892,848        -             1,231,180
                                                                        ------------   ------------  -----------        ----------
      Total revenues..................................................    50,509,958      1,852,123        -             7,136,933

COST OF REVENUES:
  Systems sales.......................................................    22,290,929         89,018        -             2,935,912
  Customer support, maintenance and other services....................     6,938,546        587,288        -             1,002,405
                                                                        ------------   ------------  -----------        ----------
      Total cost of revenues..........................................    29,229,475        676,306        -             3,938,317

GROSS PROFIT..........................................................    21,280,483      1,175,817        -             3,198,616

OPERATING EXPENSES:
  Product development.................................................     4,603,373        609,448                        621,672
  Purchased research and development costs............................    19,134,360           -     (15,450,282)(10)          -
                                                                                                      15,450,282 (9)
  Sales and marketing.................................................     3,567,033        595,560        -               713,395
  Depreciation and amortization.......................................     1,565,622        187,575      175,155 (8)        55,185
  General and administrative..........................................     7,232,757        709,791        -             1,950,077
                                                                        ------------   ------------  -----------        ----------
      Total operating expenses........................................    36,103,145      2,102,374      175,155         3,340,329

INCOME (LOSS) FROM OPERATIONS.........................................   (14,822,662)      (926,557)    (175,155)         (141,713)

Interest (income) expense, net........................................      (410,598)         2,487      109,349 (7)       (13,183)
Other income..........................................................         -               -           -               (81,454)
                                                                        ------------   ------------  -----------        ----------
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES.............   (14,412,064)      (929,044)    (284,504)          (47,076)

Pro forma income tax benefit..........................................     1,531,907           -                             -
Income tax provision..................................................      (211,750)          -         211,750 (11)        -
                                                                        ------------   ------------  -----------        ----------
PRO FORMA INCOME (LOSS) BEFORE EXTRAORDINARY ITEM.....................   (15,732,221)      (929,044)    (496,254)          (47,076)

EXTRAORDINARY ITEM:
Loss from early extinguishment of debt, net of income tax of $82......       131,370           -           -                 -
                                                                        ------------   ------------  -----------        ----------
PRO FORMA NET INCOME (LOSS)...........................................  $(15,863,591)  $   (929,044) $  (496,254)       $  (47,076)
                                                                        ============   ============  ===========        ==========

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:
  Income (loss) before extraordinary item.............................  $      (1.05)
  Extraordinary loss on early extinguishment of debt..................         (0.01)
                                                                        ------------

PRO FORMA NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE.....................................................  $      (1.06)
                                                                        ============

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
 SHARES OUTSTANDING...................................................    14,907,116
                                                                        ============


                                                                           RapidFire
                                                                           Pro Forma         Pro Forma
                                                                          Adjustments      Consolidated
                                                                          -----------      ------------
REVENUES:
  Systems sales.......................................................          -          $ 49,604,923
  Customer support, maintenance and other services....................          -             9,894,091
                                                                          -----------      ------------
      Total revenues..................................................          -            59,499,014

COST OF REVENUES:
  Systems sales.......................................................          -            25,315,859
  Customer support, maintenance and other services....................          -             8,528,239
                                                                          -----------      ------------
      Total cost of revenues..........................................          -            33,844,098

GROSS PROFIT..........................................................          -            25,654,916

OPERATING EXPENSES:
  Product development.................................................          -             5,834,493
  Purchased research and development costs............................     (6,750,853)(16)   19,134,360
                                                                            6,750,853 (15)
  Sales and marketing.................................................          -             4,875,988
  Depreciation and amortization.......................................        324,963 (14)    2,308,500
  General and administrative..........................................          -             9,892,625
                                                                          -----------      ------------
      Total operating expenses........................................        324,963        42,045,966

INCOME (LOSS) FROM OPERATIONS.........................................       (324,963)      (16,391,050)

Interest (income) expense, net........................................        152,289 (13)     (159,656)
Other income..........................................................          -               (81,454)
                                                                          -----------      ------------
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES.............       (477,252)      (16,149,940)

Pro forma income tax benefit..........................................          -             1,531,907
Income tax provision..................................................          -                 -
                                                                          -----------      ------------
PRO FORMA INCOME (LOSS) BEFORE EXTRAORDINARY ITEM.....................       (477,252)      (17,681,847)

EXTRAORDINARY ITEM:
Loss from early extinguishment of debt, net of income tax of $82......          -               131,370
                                                                          -----------      ------------
PRO FORMA NET INCOME (LOSS)...........................................    $  (477,252)     $(17,813,217)
                                                                          ===========      ============

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:
  Income (loss) before extraordinary item.............................                     $       1.15
  Extraordinary loss on early extinguishment of debt..................                            (0.01)
                                                                                           ------------

PRO FORMA NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE.....................................................                     $      (1.16)
                                                                                           ============

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
 SHARES OUTSTANDING...................................................                       15,323,096 (12)(17)
                                                                                           ============

(A) Derived from the September 30, 1997 unaudited financial statements of the Company previously filed on Form 10-Q with the Securities and Exchange Commission.

(B) Derived from the April 30, 1997 unaudited financial statements of ReMACS previously filed on Form 8-K/A with the Securities and Exchange Commission.

(C) Derived from the September 30, 1997 financial statements of RapidFire and Equilease appearing elsewhere in this document.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                               PRYSMTECH                           REMACS
                                                                               PRO FORMA                          PRO FORMA
                                                               RADIANT(A)     ADJUSTMENTS        REMACS(B)       ADJUSTMENTS
                                                              -----------     -----------      -----------       ------------
REVENUES:
  Systems sales                                               $35,888,342                      $ 3,032,431
  Customer support, maintenance and other services              5,054,979                        2,615,307
                                                              -----------     -----------      -----------       ------------
      Total revenues                                           40,943,321              -         5,647,738                 -

COST OF REVENUES:
  System sales                                                 22,270,161                          638,264
  Customer support, maintenance and other services              5,464,533                        1,407,517
                                                              -----------     -----------      -----------       ------------
      Total cost of revenues                                   27,734,694              -         2,045,781                 -

GROSS PROFIT                                                   13,208,627              -         3,601,957                 -

OPERATING EXPENSES:
  Product development                                           3,327,630                        2,057,998
  Purchased research and development costs                      3,930,000      (3,900,000)(4)           -
                                                                                                                  (15,450,282)(10)
                                                                                                                   15,450,282 (9)
  Sales and marketing                                           1,487,087                        1,196,403
  Depreciation and amortization                                   948,385         173,800 (2)      392,228            442,496 (8)
  General and administrative                                    5,664,246                        2,323,180
                                                              -----------     -----------      -----------       ------------

    Total operating expenses                                   15,357,348      (3,726,200)       5,969,809            442,496
                                                              -----------     -----------      -----------       ------------
INCOME (LOSS) FROM OPERATIONS                                  (2,148,721)      3,726,200       (2,367,852)          (442,496)

Interest expense, net                                             711,848         267,750 (1)      (19,127)           276,250 (7)
Minority interest in earnings of PrysmTech                        628,137        (628,137)(3)           -
                                                              -----------     -----------      -----------       ------------

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES      (3,488,706)      4,086,587       (2,348,725)          (718,746)

Pro forma income tax benefit                                   (1,333,142)      1,566,278 (5)           -            (233,136)(11)
                                                              -----------     -----------      -----------       ------------
PRO FORMA NET INCOME (LOSS)                                   $(2,155,564)    $ 2,520,309      $(2,348,725)      $   (485,610)
                                                              ===========     ===========      ===========       ============
PRO FORMA NET INCOME (LOSS) PER COMMON AND COMMON
  EQUIVALENT SHARE                                            $     (0.19)
                                                              ===========
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
  SHARES OUTSTANDING                                           11,099,532
                                                              ===========

                                                                                   RAPIDFIRE
                                                                                   PRO FORMA        PRO FORMA
                                                                   RAPIDFIRE(C)   ADJUSTMENTS      CONSOLIDATED
                                                                   ----------     -----------      ------------
REVENUES:
  Systems sales                                                     7,170,345                      $ 46,091,118
  Customer support, maintenance and other services                  1,225,236                         8,895,522
                                                                   ----------     -----------      ------------
      Total revenues                                                8,395,581              -         54,986,640

COST OF REVENUES:
  System sales                                                      3,771,369                        26,679,794
  Customer support, maintenance and other services                  1,298,119                         8,170,169
                                                                   ----------     -----------      ------------
      Total cost of revenues                                        5,069,488              -         34,849,963

GROSS PROFIT                                                        3,326,093              -         20,136,677

OPERATING EXPENSES:
  Product development                                                 546,512                         5,932,140
  Purchased research and development costs                                 -                             30,000
                                                                           -       (6,750,853)(16)  (22,201,135)
                                                                           -        6,750,853 (15)   22,201,135
                                                                           -                                 -
  Sales and marketing                                                 871,023                         3,554,513
  Depreciation and amortization                                        76,767         433,285 (14)    2,466,961
  General and administrative                                        1,434,515                         9,421,941
                                                                   ----------     -----------      ------------

    Total operating expenses                                        2,928,817         433,285        21,405,555

INCOME (LOSS) FROM OPERATIONS                                         397,276        (433,285)       (1,268,878)

Interest expense, net                                                  10,510         203,052 (13)    1,450,283
Minority interest in earnings of PrysmTech                            (94,625)                          (94,625)
                                                                   ----------     -----------      ------------

INCOME (LOSS) BEFORE PROVISION (BENEFIT)FOR INCOME TAXES              481,391        (636,337)       (2,624,536)

Pro forma income tax benefit                                               -               -                 -
                                                                   ----------     -----------      ------------

PRO FORMA NET INCOME (LOSS)                                        $  481,391     $  (636,337)     $ (2,624,536)
                                                                   ==========     ===========      ============
PRO FORMA NET INCOME (LOSS) PER COMMON AND COMMON
  EQUIVALENT SHARE                                                                                 $      (0.22)
                                                                                                   ============

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
  SHARES OUTSTANDING                                                                                 11,829,262 (6)(12)(17)
                                                                                                   ============

(A) Derived from the December 31, 1996 financial statements of the Company previously filed on Form 10-K with the Securities and Exchange Commission.

(B) Derived from the October 31, 1996 financial statements of ReMACS as previously filed on Form 8-K with the Securities and Exchange Commission.

(C) Derived from the December 31, 1996 financial statements of RapidFire and Equilease appearing elsewhere in this document.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS--PRYSMTECH LLC

 (1) Reflects interest expense on the $3.15 million in notes at an annual rate of 8.5%

 (2) Reflects additional amortization of goodwill of $869,000 over 5 years.

 (3) Reflects elimination of minority interest in earnings of PrysmTech.

 (4) Reflects elimination from the pro forma information of one-time, non-recurring charges for purchased research and development costs of $3.9 million.

 (5) Reflects provision for income taxes for the tax effect of the pro forma adjustments.

 (6) Weighted average common shares outstanding assumes that the 300,000 shares of Common Stock issued occurred January 1, 1996. In addition, the weighted average common shares outstanding include the dilutive effect of options to purchase 275,000 shares of Common Stock granted to certain employees of PrysmTech below the initial public offering price.


NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS--REMACS

 (7) Reflects interest expense on the $3.25 million in notes at an annual rate of 8.5%

 (8) Reflects additional amortization of goodwill of $3.1 million over 7 years.

 (9) Reflects charge of $15.5 million related to the write-off of purchased research and development costs. The allocation to purchased research and development costs represents the estimated fair value related to incomplete projects, determined by an independent appraisal. The development of these projects had not yet reached technology feasibility and the technology has no alternative future use. The technology acquired in the acquisition will require substantial additional development by the Company.

(10) Reflects elimination from the pro forma information of one-time, non-recurring charges for purchased research and development costs of $15.5 million which will be recorded by the Company when the acquisition is consummated.

(11) Reflects adjustment to provision (benefit) for income taxes, to eliminate any pro forma income tax benefit related to the combined pro forma loss due to the uncertainty regarding realization of deferred tax assets created by the loss.

(12) Weighted average common shares outstanding assumes that the 627,500 shares of Common Stock issued occurred at the beginning of the respective periods.


NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS--RAPIDFIRE

(13) Reflects imputed interest expense on the $6.0 million in notes at an annual rate of 6.0%

(14) Reflects additional amortization of goodwill of $3.1 million over 7 years.

(15) Reflects charge of $6.8 million related to the write-off of purchased research and development costs. The allocation to purchased research and development costs represents the estimated fair value related to incomplete projects, determined by an independent appraisal. The development of these projects had not yet reached technology feasibility and the technology has no alternative future use. The technology acquired in the acquisition will require substantial additional development by the Company.

(16) Reflects elimination from the pro forma information of one-time, non-recurring charges for purchased research and development costs of million which will be recorded by the Company when the acquisition is consummated.

(17) Weighted average common shares outstanding assumes that the 102,230 shares of Common Stock issued occurred at the beginning of the respective periods.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               RADIANT SYSTEMS, INC.


                               By         /s/ John H. Heyman
                                 --------------------------------------
                                    JOHN H. HEYMAN Executive Vice
                                     President and Chief Financial
                                               Officer

Dated: January 14, 1998